GLOBAL PRECISION MEDICAL INC.                             Release 03-04

#536 – 1489 Marine Drive, West Vancouver, British Columbia V7T 1B8

Contact: Lindsay Semple

Tel:

604-926-2939

Fax:

604-926-2936

E-mail:

globalprecision @shaw.ca

VANCOUVER, B.C, June 10, 2004, – GLOBAL PRECISION MEDICAL INC (OTCBB: “GBPM”) announces the resignation of Michel Coderre effective June 1, 2004 from the Board of Directors.  Mr. Coderre held the position of Chairman of the Board and President of GPM.

The seat on the Board of Directors will be left vacant until the Annual General Meeting.

In view of current market conditions, GPM is proceeding with the issuance of up to 2,500,000 shares to raise $125,000 by way of a private placement. The proceeds will be used for GPM filings and patent applications for the URO-Stent to preserve GPM’s rights under the Licence and Joint Product Development Agreement.

GLOBAL PRECISION MEDICAL INC.

/s/ Lindsay B. Semple

CEO and Director

SAFE HARBOR STATEMENT

THIS NEWS RELEASE MAY INCLUDE FORWARD-LOOKING STATEMENTS WITHIN THE MEANING OF SECTION 27A OF THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED, AND SECTION 21E OF THE UNITED STATES SECURITIES AND EXCHANGE ACT OF 1934, AS AMENDED, WITH RESPECT TO ACHIEVING CORPORATE OBJECTIVES, DEVELOPING ADDITIONAL PROJECT INTERESTS, THE COMPANY'S ANALYSIS OF OPPORTUNITIES IN THE ACQUISITION AND DEVELOPMENT OF VARIOUS PROJECT INTERESTS AND CERTAIN OTHER MATTERS. THESE STATEMENTS ARE MADE UNDER THE "SAFE HARBOR" PROVISIONS OF THE UNITED STATES PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 AND INVOLVE RISKS AND UNCERTAINTIES WHICH COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE IN THE FORWARD-LOOKING STATEMENTS CONTAINED HEREIN."